                                                                      EXHIBIT 11

                          LOCKHEED MARTIN CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                        THREE MONTHS           NINE MONTHS
                                     ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                     --------------------  --------------------
                                       1995       1994       1995       1994
                                     ---------  ---------  ---------  ---------
                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
ASSUMING NO DILUTION:
Average number of common shares
 outstanding.......................      190.0      187.2      189.4      186.3
                                     =========  =========  =========  =========
Earnings before cumulative effect
 of change in accounting...........  $     287  $     254  $     371  $     785
  Less: Preferred stock dividends..        (15)       (15)       (45)       (45)
                                     ---------  ---------  ---------  ---------
Earnings before cumulative effect
 of change in accounting applicable
 to common stock...................        272        239        326        740
Cumulative effect of change in
 accounting........................        --         --         --         (37)
                                     ---------  ---------  ---------  ---------
Net earnings applicable to common
 stock.............................  $     272  $     239  $     326  $     703
                                     =========  =========  =========  =========
Earnings per common share:
  Before cumulative effect of
   change in accounting............  $    1.43  $    1.28  $    1.72  $    3.97
  Cumulative effect of change in
   accounting......................        --         --         --        (.20)
                                     ---------  ---------  ---------  ---------
                                     $    1.43  $    1.28  $    1.72  $    3.77
                                     =========  =========  =========  =========
ASSUMING FULL DILUTION:
Average number of common shares
 outstanding.......................      190.0      187.2      189.4      186.3
Dilutive stock options-based on the
 treasury stock method using the
 September 30 market prices, if
 higher than average market price..        4.2        2.4        4.3        2.8
Assumed conversion of the
 Convertible Series A Preferred
 Stock.............................       28.9       28.9       28.9       28.9
                                     ---------  ---------  ---------  ---------
                                         223.1      218.5      222.6      218.0
                                     =========  =========  =========  =========
Earnings before cumulative effect
 of change in accounting...........  $     287  $     254  $     371  $     785
Cumulative effect of change in
 accounting........................        --         --         --         (37)
                                     ---------  ---------  ---------  ---------
Net earnings.......................  $     287  $     254  $     371  $     748
                                     =========  =========  =========  =========
Earnings per common share:
  Before cumulative effect of
   change in accounting............  $    1.29  $    1.16  $    1.67  $    3.60
  Cumulative effect of change in
   accounting......................        --         --         --        (.17)
                                     ---------  ---------  ---------  ---------
                                     $    1.29  $    1.16  $    1.67  $    3.43
                                     =========  =========  =========  =========

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